SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2005

Commission file number: 333-46607-12	Commission file number: 333-46607

Werner Holding Co. (PA), Inc. (Exact name of co-registrant as specified in charter)	Werner Holding Co. (DE), Inc. (Exact name of co-registrant as specified in charter)

Pennsylvania	25-0906895	Delaware	25-1581345
(State or other jurisdiction of	(IRS employer	(State or other jurisdiction of	(IRS employer
incorporation)	identification no.)	incorporation)	identification no.)

93 Werner Rd.	16125	1105 North Market St.,	19899
Greenville, PA	(Zip Code)	Suite 1300	(Zip Code)
(Address of principal		Wilmington, DE
executive offices)		(Address of principal
executive offices)

(724) 588-2550 (Co-registrant’s telephone number, including area code)	(302) 478-5723 (Co-registrant’s telephone number, including area code)

     The co-registrants are Werner Holding Co. (PA), Inc., a Pennsylvania corporation and Werner Holding Co. (DE), Inc., a Delaware corporation and the wholly-owned subsidiary of Werner Holding Co. (PA), Inc. Werner Holding Co. (PA), Inc. has no substantial operations or assets other than its investment in Werner Holding Co. (DE), Inc.

Item 8.01. Other Events.

     Werner Holding Co. (PA), Inc., which through its Werner Co. subsidiary is the nation’s largest manufacturer and marketer of ladders and other climbing products (collectively, the “Company”), reported that on May 10, 2005 it closed a $100 million Senior Secured Second Lien Credit Facility (“Second Lien Facility”). Approximately $91.7 million of the facility’s proceeds were used to repay amounts outstanding under the Company’s existing Senior Credit Facility (“First Lien Facility”), approximately $2.8 million was retained for general corporate purposes and approximately $5.5 million was used to pay associated fees and expenses. The First Lien Facility debt that was repaid included prepayment of $65 million of the existing First Lien term loan and repayment of the total amount outstanding of $26.7 million under the First Lien revolving credit facility. The first Lien revolving credit facility remains in place to provide liquidity for the Company. The Second Lien Facility is scheduled to mature on the earlier of December 11, 2009 or May 15, 2007, if the Company’s 10% Senior Subordinated Notes are not refinanced, prior to that date, to a date no later than June 11, 2010.

     The amount outstanding under the Second Lien Facility will bear interest based on selection of a fluctuating rate option that includes: (i) LIBOR plus an interest margin of 10.00% or (ii) an alternate base rate plus an interest margin of 9.00%. In either case, 1.50% of the interest payable will be capitalized as additional loans under the Second Lien Facility. The Second Lien Facility is secured by all of the assets of the Company and its subsidiaries consistent with those securing the First Lien Facility. The liens securing the Second Lien Facility will be second in priority to the liens securing the First Lien Facility and the Company’s accounts receivables securitization facility. In addition, the financial covenants of the Second Lien Facility include a maximum ratio of total secured indebtedness to earnings before interest, taxes, depreciation and amortization (“EBITDA”), as defined.

     Concurrent with the closing of the Second Lien Facility, the First Lien Facility was amended to, among other things, eliminate the requirement to comply with previously existing debt leverage and cash interest coverage ratios and to initiate new financial covenant requirements. The new financial covenants require that for each calendar quarter beginning June 30, 2005 through December 31, 2007, certain minimum EBITDA levels must be attained and certain maximum ratios must be satisfied, including total secured indebtedness to EBITDA and total first lien secured indebtedness to EBITDA. The First Lien Facility amendment also permanently waived the requirement to comply with the debt leverage and interest coverage ratios as of March 31, 2005. The amendment provides for an increase of 0.50% in the annual rate charged on the term loan and revolving credit facility borrowings.

     The Company also has obtained a commitment from CIT Group/Business Credit, Inc. to fund a new accounts receivable facility which will replace the Company’s existing $50 million accounts receivable facility. The Company expects to close on the replacement accounts receivable facility within the next few days.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 10, 2005	WERNER HOLDING CO. (PA), INC.

	By:	/s/ LARRY V. FRIEND

Larry V. Friend
Vice President, Chief Financial Officer
and Treasurer

WERNER HOLDING CO. (DE), INC.

Date: May 10, 2005

	By:	/s/ LARRY V. FRIEND

Larry V. Friend
Vice President, Chief Financial Officer
and Treasurer

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